Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made as of May 1, 2014 (the “Agreement Date”) by and between CELLULAR BIOMEDICINE GROUP INC (OTCQB: CBMG) (the “Company”), and the undersigned individual (“Executive”), with reference to the following facts:

A. Cellular Biomedicine Group Ltd. (“CBMG”) is a developer of cell therapies for the treatment of certain cancers and degenerative diseases.

B. Executive has extensive experience in the field of executive and board management.

C. The Company and the Executive hereby mutually agree to terminate and replace the February 6, 2013 employment agreement and all subsequent amendments with this Agreement.  Executive’s original February 6, 2013 Employment Agreement shall be referred to as the “Effective Date”.

D. The Company desires to employ Executive to perform the duties and responsibilities described herein on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.            Employment. The Company hereby employs Executive and Executive hereby accepts such employment upon the terms and conditions hereinafter set forth.

2.            Duties. Subject to the terms and provisions of this Agreement, Executive is hereby employed by the Company as Executive Chairman and Advisor to the CEO of the Company. Executive shall have full responsibility and authority for such duties as customarily are associated with service as the Chairman of the Company at the direction of the Board of Directors of the Company (the “Board”). Executive shall faithfully and diligently perform, on a part time (twelve hours per week) basis; such duties assigned to Executive and shall report directly to the Board.

3.            Scope of Services. Executive shall devote twelve hours per week of his business time, attention, energies, skills, learning and efforts to the Company’s business.

4.            Term. Subject to prior termination of this Agreement as hereinafter provided, the term of this Agreement shall commence on the Effective Date and shall continue for three (3) years thereafter unless earlier terminated as provided in this Agreement. After the foregoing three (3) year term, the Executive shall continue to be employed on an at-will basis and this Agreement shall automatically renew for successive one-year terms, until and unless this Agreement is terminated.

5.            Compensation.

EMPLOYMENT AGREEMENT – WEN TAO (STEVE) LIU                                                                                                           1

5.1           Salary. Executive’s annual compensation (“Base Compensation”) under this Agreement shall be USD $150,000 per year, prorated for any partial year, commencing on the Agreement Date; provided however that the Executive’s Base Compensation shall be reviewed annually by the Board of Directors and/or its Compensation Committee (as applicable). The Base Compensation shall be payable semi-monthly in arrears from the Effective Date in accordance with the ordinary payroll procedures of the Company. Executive agrees that the Base Compensation may be paid by the Company, any of the Company’s subsidiaries or any combination thereof. Any changes in Base Compensation shall be in the sole and absolute discretion of the Board and/or its Compensation Committee (as applicable).

5.2           Expenses. The Company shall reimburse Executive for:

(a) all reasonable business, entertainment and travel expenses actually incurred or paid by Executive in the performance of his services on behalf of the Company, in accordance with the Company’s expense reimbursement policy as from time to time in effect;

(b) the cost of continuing education courses in furtherance of Executive’s performance of his duties of up to USD $5,000 per annum;

(c) reasonable moving expenses if the Company requires the Executive to relocate, and as a result Executive must change his place of residence to a place more than 50 miles away from his current place of residence (which expenses shall be appropriately documented by Executive); and

(d) if the Company requires the Executive to relocate (in excess of 50 miles), and after relocation the Executive is terminated without Cause pursuant to Section 7.1(b) and chooses to return to his original place of residence immediately prior to the Effective Date, reasonable moving expenses incurred by Executive (which expenses shall be appropriately documented by Executive).

5.3           Options. The Executive shall be eligible to participate in the Company’s
2011 Equity Incentive Plan, and receive option grant(s) thereunder for the purchase common stock of the Company (“Options” or “Option”) at the discretion of the Board of Directors. Options granted to the Executive shall be controlled by the terms and conditions set forth in a Notice of Grant and Stock Option Agreement approved by the Board of Directors (“Option Agreement”).

6.            Other Rights and Benefits. Executive shall receive other rights and benefits, life insurance, vacation time, sick pay and retirement plan participation, as determined by the Board of Directors.

7.            Termination. Executive’s employment may be terminated as follows:

7.1           Termination by the Company or Executive.

EMPLOYMENT AGREEMENT – WEN TAO (STEVE) LIU                                                                                                           2

(a) During the one (1) year period after the Effective Date, this Agreement may not be voluntarily terminated by either party except pursuant to Section 7.2, 7.3 or 7.4 below.

(b) After the one (1) year period in Section 7.1(a), for two (2) years thereafter, Executive may not be voluntarily terminated by the Company except pursuant to Section 7.2, 7.3 or 7.4 below, provided, however that during said two year period the board of directors of the Company may alter the responsibilities of the Executive to other senior-level functions, and change the Executive’s title to a mutually agreeable alternative title.

(c) If during the initial three (3) year period following the Agreement Date, the employment of the Executive is terminated for any reason other than pursuant to Section 7.2, 7.3, or 7.4, or for no good reason, the Company shall be obligated to:

(i) Pay Executive as soon as practicable following termination of employment, a lump sum severance amount equal to one (1) times Executive’s Base Compensation, subject to legally required withholding requirements. Said severance will be due and payable within thirty (30) days following the date of termination;

(ii) Accelerate and vest in full Executive’s stock options, pursuant to such Executive’s option agreement, effective as of immediately upon the date of such termination;

(iii) Subject to Executive’s election to receive COBRA, pay for the Executive’s premiums charged to continue medical and dental coverage pursuant to COBRA for the Executive during the 12 month period commencing with continuation coverage for the month following the month in which the date of termination occurs, provided, that if Executive is not eligible to receive, or if the Company is not able to provide, continuation coverage under COBRA for any month during the continuation period, the Company shall pay the Executive a cash payment equal to its portion of the applicable COBRA premiums on an after-tax basis (with such payment to be made in the same month for which the continuation coverage was otherwise to be provided). Notwithstanding the forgoing provisions of this paragraph, in the event the Executive becomes reemployed with another employer and becomes eligible to receive medical and dental benefits from such employer during any month in the 12 month continuation period provided for by this paragraph, the Company shall have no obligation to pay, reimburse or otherwise provide the Executive with continuation coverage for any such month; and

(iv) Pay any bonus amounts that have been earned by the Executive but have not yet been paid as of the date of termination.

7.2 Termination for Death. Executive’s employment shall terminate immediately upon Executive’s death.

7.3           Termination Upon Disability. Executive’s employment shall terminate if Executive should become totally and permanently disabled. For purposes of this Agreement, Executive shall be considered “totally and permanently disabled” if Executive is treated as permanently “disabled” under any permanent disability insurance policy maintained by the Company and is entitled to full benefits payable under such policy upon a total and permanent

EMPLOYMENT AGREEMENT – WEN TAO (STEVE) LIU                                                                                                           3

disability. In the event any such policy is either not in force or the benefits are not available under such policy, then “total and permanent disability” shall mean the inability of Executive, as a result of substance abuse, any mental, nervous or psychiatric disorder, or physical condition, injury or illness to perform substantially all of his current duties on a full-time basis for a period of six (6) consecutive months, as determined by a licensed physician selected by the Board.

7.4           Termination by Company for “Cause”. The Company may terminate this Agreement for “Cause” upon three days written notice so long as the Company has given Executive written notice describing the Cause pursuant to subsections (c) and/or (e) Executive has not cured such Cause within a reasonable time, but no less than 14 days. For purposes of this Agreement, “Cause” shall mean the existence or occurrence of any of the following:

(a) Executive’s conviction for or pleading of nolo contendre to any felony involving the Company or moral turpitude.

(b) Executive’s misappropriation of Company assets.

(c) Executive’s willful violation of a Company policy or a directive of the Board previously delivered to him in writing.

(d) Executive’s breach of his obligations set forth in Sections 11, 12, or 13 below.

(e) Any willful neglect or material breach of duty by Executive under this Agreement, or any failure by Executive to perform duties under this Agreement, including the duties set forth in Section 2.

(f) A failure, upon request of the Company, to relocate to a corporate office of the Company designated by the Board of Directors.

8.           Change in Control. If Executive’s employment with the Company is not assumed and the Executive’s employment relationship is terminated by the Company, upon or within two (2) years following the date of a Change in Control, the Company shall:

(a) Pay Executive as soon as practicable following termination of employment, a lump sum severance amount equal to two (2) times Executive’s Base Compensation, subject to legally required withholding requirements. Said severance will be due and payable within thirty (30) days following the date of termination.

(b) Accelerate and vest in full Executive’s stock options, pursuant to such Executive’s option agreement, effective as of immediately upon the date of termination within the two (2) year period following the occurrence of a Change in Control.

(c) Subject to Executive’s election to receive COBRA, pay for the Executive’s premiums charged to continue medical and dental coverage pursuant to COBRA for the Executive during the 12 month period commencing with continuation coverage for the month following the month in which the date of termination occurs, provided, that if Executive is not eligible to receive, or if the Company is not able to provide, continuation coverage under

EMPLOYMENT AGREEMENT – WEN TAO (STEVE) LIU                                                                                                           4

COBRA for any month during the continuation period, the Company shall pay the Executive a cash payment equal to its portion of the applicable COBRA premiums on an after-tax basis (with such payment to be made in the same month for which the continuation coverage was otherwise to be provided). Notwithstanding the forgoing provisions of this paragraph, in the event the Executive becomes reemployed with another employer and becomes eligible to receive medical and dental benefits from such employer during any month in the 12 month continuation period provided for by this paragraph, the Company shall have no obligation to pay, reimburse or otherwise provide the Executive with continuation coverage for any such month.

If the Executive’s employment is terminated by Executive without Cause or terminated for Cause, death or disability of Executive, Executive shall not be entitled to the benefits or payments in Section 8(a) or (b), except as mandated by law.

For purposes of this Agreement, a “Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if fifty percent (50%) or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation, or other reorganization; (ii) a change in ownership or control of the Company after the date hereof, effected through the direct or indirect acquisition by any person or related group of persons of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the directors on the board of directors who are not affiliates of the offeror do not recommend such stockholders accept; (iii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions. A transfer or distribution by the majority shareholder Global Health Investment Holdings Ltd. (“Global Health”), of 50% or more of the total shares of the Company held by Global Health to its shareholders shall not constitute a Change in Control.

9.           Representations and Warranties. Executive hereby represents and warrants to Company that as of the date of execution of this Agreement: (i) this Agreement will not cause or require Executive to breach any obligation to, or agreement or confidence with, any other person; (ii) Executive is not representing, or otherwise affiliated in any capacity with, any other research organizations, lines of products, manufacturers, vendors or customers of the Company; and (iii) Executive has not been induced to enter into this Agreement by any promise or representation other than as expressly set forth in this Agreement.

10.           Non-Solicitation.

10.1 Non-Solicitation of Employees. Executive agrees that he will not, while employed by the Company and for a period of two (2) years following termination of such employment:

EMPLOYMENT AGREEMENT – WEN TAO (STEVE) LIU                                                                                                           5

(a) directly solicit, encourage, or take any other action which is intended to induce any other employee of the Company to terminate his or her employment with the Company; or

(b) directly interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.

The foregoing shall not prohibit Executive or any entity with which Executive may later be affiliated from hiring a former or existing employee of the Company or any of its subsidiaries, provided that such hiring does not result from the direct actions of Executive. For purposes of this Article 10, Article 11, Article 12 and Article 13, any reference to the Company shall include all of the Company’s Affiliates. As used herein, “Affiliate” means any person or entity controlling, controlled by or under common control with another person or entity.

10.2 Non-Solicit of Customers with respect to Competitive Business Activity. Executive agrees that he will not, while employed by the Company and for a period of two (2) years following termination of such employment, directly or indirectly, whether for his own account or for the account of any other individual or entity, solicit the business or patronage of any customers of the Company with respect to products and/or services directly related to a Competitive Business Activity. “Competitive Business Activity” shall mean engaging in, whether independently or as an employee, agent, consultant, advisor, independent contractor, partner, stockholder, officer, director or otherwise, any business which is materially competitive with the business of the Company as conducted or actively planned to be conducted by the Company during his employment by it, provided that Executive shall not be deemed to engage in a Competitive Business Activity solely by reason of (i) owning 1% or less of the outstanding common stock of any corporation if such class of common stock is registered under Section 12 of the Securities Exchange Act of 1934, or (ii) after the termination of his employment by the Company, being employed by or otherwise providing services to a corporation having total revenue of at least $500 million (or such lower number as may be agreed by the Board) so long as such services are provided solely to a division or other business unit of such corporation which does not engage in a business which is then competitive with the business of the Company.

11.           Confidentiality. Executive hereby acknowledges that the Company has made and will make available to Executive certain customer lists, product design information, performance standards and other confidential and/or proprietary information of the Company or licensed to the Company, including without limitation trade secrets, copyrighted materials and/or financial information of the Company (or any of its Affiliates), including without limitation, financial statements, reports and data (collectively, the “Confidential Material”); however, Confidential Material does not include any of the foregoing items which has become publicly known or made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved. Except as essential to Executive’s obligations under this Agreement, neither Executive nor any agent, employee, officer, or independent contractor of or retained by Executive shall make any disclosure of this Agreement, the terms of this Agreement, or any of the Confidential Material. Except as essential to Executive’s obligations under this Agreement, neither Executive nor any agent, employee, officer, or independent contractor of or retained by Executive shall make any duplication or other

EMPLOYMENT AGREEMENT – WEN TAO (STEVE) LIU                                                                                                           6

copy of any of the Confidential Material. Immediately upon request from the Company, Executive shall return to the Company all Confidential Material. Executive shall notify each person to whom any disclosure is made that such disclosure is made in confidence, that the Confidential Material shall be kept in confidence by such person. Nothing contained in this Section 11 shall be construed as preventing Executive from providing Confidential Material in compliance with a valid court order issued by a court of competent jurisdiction, providing Executive takes reasonable steps to prevent dissemination of such Confidential Material.

12.           Proprietary Information.                                           For purposes of this Agreement, “Proprietary
Information” shall mean any information, observation, data, written material, record, document, software, firmware, invention, discovery, improvement, development, tool, machine, apparatus, appliance, design, promotional idea, customer list, practice, process, formula, method, technique, trade secret, product and/or research related to the actual or anticipated research, marketing strategies, pricing information, business records, development, products, organization, business or finances of the Company. Proprietary Information shall not include information in the public domain as of execution of this Agreement except through any act or omission of Executive. All right, title and interest of every kind and nature whatsoever in and to the Proprietary Information made, discussed, developed, secured, obtained or learned by Executive during the term of this Agreement shall be the sole and exclusive property of the Company for any purposes or uses whatsoever, and shall be disclosed promptly by Executive to the Company. The covenants set forth in the preceding sentence shall apply regardless of whether any Proprietary Information is made, discovered, developed, secured, obtained or learned (a) solely or jointly with others, (b) during the usual hours of work or otherwise, (c) at the request and upon the suggestion of the Company or otherwise, or (d) with the Company’s materials, tools, instruments or on the Company’s premises or otherwise. All Proprietary Information developed, created, invented, devised, conceived or discovered by Executive that is subject to copyright protection is explicitly considered by Executive and the Company to be works made for hire to the extent permitted by law. Executive hereby forever fully releases and discharges the Company, and the Company and their respective officers, directors and employees, from and against any and all claims, demands, damages, liabilities, costs and expenses of Executive arising out of, or relating to, any Proprietary Information. Executive shall execute any documents and take any action the Company may deem necessary or appropriate to effectuate the provisions of this Agreement, including without limitation assisting the Company in obtaining and/or maintaining patents, copyrights or similar rights to any Proprietary Information assigned to the Company, if the Company, in their sole discretion, requests such assistance. Executive shall comply with any reasonable rules established from time to time by the Company for the protection of the confidentiality of any Proprietary Information. Executive irrevocably appoints the President of the Company to act as Executive’s agent and attorney-in-fact to perform all acts necessary to obtain and/or maintain patents, copyrights and similar rights to any Proprietary Information assigned by Executive to the Company under this Agreement if (a) Executive refuses to perform those acts, or (b) is unavailable, within the meaning of any applicable laws. Executive acknowledges that the grant of the foregoing power of attorney is coupled with an interest and shall survive the death or disability of Executive. Executive shall promptly disclose to the Company, in confidence (a) all Proprietary Information that Executive creates during the term of this Agreement, and (b) all patent applications, copyright registrations or similar rights filed or applied for by Executive within six months after termination of this Agreement. Any application for a patent, copyright registration or similar right filed by Executive within six months after

EMPLOYMENT AGREEMENT – WEN TAO (STEVE) LIU                                                                                                           7

termination of this Agreement shall be presumed to relate to Proprietary Information created by Executive during the term of this Agreement, unless Executive can prove otherwise. Nothing contained in this Agreement shall be construed to preclude the Company from exercising all of its rights and privileges as sole and exclusive owner of all of the Proprietary Information owned by or assigned to the Company under this Agreement. The Company, in exercising such rights and privileges with respect to any particular item of Proprietary Information, may decide not to file any patent application or any copyright registration on such Proprietary Information, may decide to maintain such Proprietary Information as secret and confidential, or may decide to abandon such Proprietary Information or dedicate it to the public. Executive shall have no authority to exercise any rights or privileges with respect to the Proprietary Information owned by or assigned to the Company under this Agreement. This Agreement does not apply to any Proprietary Information that qualifies fully under the provisions of California Labor Code Section 2870 or any similar or successor statute.

13.           Business Opportunities. During the term of this Agreement, if Executive (or any agent, employee, officer or independent contractor of or retained by Executive) becomes aware of, or develops, creates, invests, devises, conceives or discovers, any project, investment, venture, business or other opportunity (any of the preceding, an “Opportunity”) that is similar to, competitive with, related to or in the same field as the Company, or any project, investment, venture, or business of the Company, then Executive shall so notify the Company immediately in writing of such Opportunity and shall use Executive’s good-faith efforts to cause the Company to have the opportunity to invest in, participate in or otherwise become affiliated with such Opportunity.

14.           Miscellaneous.

14.1 Section Headings. The section headings or captions in this Agreement are for convenience of reference only and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

14.2 Survival. The obligations and rights imposed upon the parties hereto by the provisions of this Agreement which relate to acts or events subsequent to the termination of this Agreement shall survive the termination of this Agreement and shall remain fully effective thereafter, including without limitation the obligations of Executive with to any Confidential Material under Section 11.

14.3 Arbitration.

(a)           Any claim, dispute or other controversy (a “Controversy”) relating to this Agreement shall be settled and resolved by binding arbitration in Los Angeles County, California before a single arbitrator under the Employment Rules of the American Arbitration Association (“AAA”) in effect at the time a demand for arbitration is made. If there is any conflict between the AAA rules and this arbitration clause, this arbitration clause will govern and determine the rights of the parties. The Parties to this Agreement (the “Parties”) shall be entitled to full discovery regarding the Controversy as permitted by the California Code of Civil Procedure. The arbitrator’s decision on the Controversy shall be a final and binding determination of the Controversy and shall be fully enforceable as an arbitration award in any

EMPLOYMENT AGREEMENT – WEN TAO (STEVE) LIU                                                                                                           8

court having jurisdiction and venue over the Parties. The arbitrator shall also award the prevailing Party any reasonable attorneys’ fees and reasonable expenses the prevailing Party incurs in connection with the arbitration, and the non-prevailing Party shall pay the arbitrator’s fees and expenses. The arbitrator shall determine who is the prevailing Party. Each Party also agrees to accept service of process for all arbitration proceedings in accordance with AAA’s rules.

(b) The obligation to arbitrate shall not be binding upon either party with respect to requests for temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the Parties.

(c) The provisions of this Section shall be construed as independent of any other covenant or provision of this Agreement; provided that, if a court of competent jurisdiction determines that any such provisions are unlawful in any way, such court shall modify or interpret such provisions to the minimum extent necessary to have them comply with the law.

(d) This arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after expiration or termination of this Agreement. In the event either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise notwithstanding said failure to appear.

14.4 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable in any relevant jurisdiction, then such illegal or unenforceable provision shall be modified by the proper court, if possible, but only to the extent necessary to make such provision enforceable, and such modified provision and all other provisions of this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby; provided that, any such modification shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such determination of illegality or unenforceability is made.

14.5 Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party’s right to assert all other legal remedies available under the circumstances.

14.6 Parties in Interest. Nothing in this Agreement, except as expressly set forth herein, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and the successors, assigns and affiliates of the Company, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of action over or against any party to this Agreement.

14.7 Assignment. The rights and obligations under this Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, successors and assigns of

EMPLOYMENT AGREEMENT – WEN TAO (STEVE) LIU                                                                                                           9

Executive and the Company. Except as specifically provided in this Section 14, neither the Company nor Executive may assign this Agreement or delegate their respective responsibilities under this Agreement without the consent of the other party hereto. Upon the sale, exchange or other transfer of substantially all of the assets of the Company, the Company shall assign this Agreement to the transferee of such assets. No assignment of this Agreement by the Company shall relieve the Company of, and the Company shall remain obligated to perform, its duties and obligations under this Agreement, including, without limitation, payment of the Base Compensation set forth in Section 5, above.

14.8 Attorneys’ Fees. In the event of any Controversy, suit, action or arbitration to enforce any of the terms or provisions of this Agreement, the prevailing party shall be entitled to its reasonable attorneys’ fees and costs. The foregoing entitlement shall also include attorneys’ fees and costs of the prevailing party on any appeal of a judgment and for any action to enforce a judgment.

14.9 Modification. This Agreement may be modified only by a contract in writing executed by the party(ies) to this Agreement against whom enforcement of such modification is sought.

14.10 Prior Understandings. This Agreement contains the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement, is intended as a final expression of such parties’ agreement with respect to such terms as are included in this Agreement, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

14.11 Interpretation. Whenever the context so requires in this Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

14.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.13 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed under, and governed by, the laws of the State of California without giving effect to conflict of laws provisions.

14.14 Drafting Ambiguities. Each party to this Agreement has reviewed and revised this Agreement. Each party to this Agreement has had the opportunity to have such party’s legal counsel review and revise this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

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EMPLOYMENT AGREEMENT – WEN TAO (STEVE) LIU                                                                                                           10

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

THE COMPANY:

CELLULAR BIOMEDICINE GROUP INC

By: /s/ Wei (William) Cao

Name: Wei (William) Cao

Title: CEO

EXECUTIVE:

/s/ Wen Tao (Steve) Liu

Signature

Wen Tao (Steve) Liu

Printed Name

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EMPLOYMENT AGREEMENT – WEN TAO (STEVE) LIU